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                                                                   Exhibit 21.01


                             MOTIVEPOWER INDUSTRIES
                            CORPORATE LEGAL ENTITIES
                           SUBSIDIARIES AND AFFILIATES


         MotivePower Industries Inc.
                  MotivePower Investments Limited
                           Touchstone Company
                           Motor Coils Manufacturing Company
                                    Motor Coils S.A. de C.V.
                           Microphor Company
                  MotivePower Foreign Sales Corporation
                  Boise Locomotive Company
                  MotivePower Industries de Mexico*
                           MPI Sureste, S.A. de C.V.
                           MPI Noreste, S.A. de C.V.
                           MPI Pacifo-Norte, S.A. de C.V.
                           MPI Commercial, S.A. de C.V.
                  Engine Systems Company, Inc.
                  Power Parts Company
                  Ontario Transit Ltd.
                  Trenes De Buenos Aires S.A.

* The Mexican operations are in the process of forming the organization structure reflected above.